Exhibit 10.2

THE NEPTUNE SOCIETY, INC.

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is dated February 2, 2005 by and between The Neptune Society, Inc., a Florida corporation (the “Corporation”) and Brooklyn Holdings LLC, a Nevis limited liability company (“Lender”).  The Corporation and Lender are collectively referred to herein as the “parties” and each a “party.”

RECITALS

A.

The Corporation and Lender are parties to a Debenture Purchase Agreement dated June 18, 2004, pursuant to which the Corporation issued certain securities to Lender (the “Debenture Purchase Agreement”).

B.

The Corporation issued to Lender pursuant to the Debenture Purchase Agreement a Convertible Debenture dated June 18, 2004 in the initial principal amount of $6,000,000 due June 18, 2014 (the “Debenture”).

C.

Pursuant to the Debenture Purchase Agreement, the following security agreements were executed and delivered to Lender: (i) that certain security agreement by and between the Corporation and Lender dated June 18, 2004; (ii) that certain security agreement by and between Neptune Management Corp. and Lender dated June 18, 2004; (iii) that certain security agreement by and between Neptune Society of America, Inc. and Lender dated June 18, 2004; (iv) that certain security agreement by and between Heritage Alternatives, Inc. and Lender dated June 18, 2004; and (v) that certain security agreement by and between Trident Society, Inc. and Lender dated June 18, 2004 (collectively, the “Debenture Security Agreements”).

D.

The Corporation desires to borrow an additional $3,000,000 from Lender for general working capital purposes or to make payments to an executive officer in connection with a separation agreement (the “Loan”), and Lender desires to advance such sum to the Corporation for such purposes.

NOW, THEREFORE, in consideration of the above and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.

AGREEMENT TO SELL AND PURCHASE

1.1

Sale and Purchase.  Subject to the terms and conditions hereof, at the Closing (as defined in Article 3 below), the Lender agrees to make a single advance to the Corporation under the Loan in the amount of Three Million Dollars ($3,000,000) (the “Principal Amount”), and the Corporation agrees to borrow the Principal Amount under the terms set forth in this Agreement.

1.2

Note.  The indebtedness under the Loan will be evidenced by a secured promissory note (the "Note"), due February 2, 2010 (the “Due Date”), issued by the Corporation in the Principal Amount.  The Note will be in the form of the Note attached hereto as Exhibit A.

2.

LOAN FEE PAYABLE IN ARREARS

In consideration for making the Loan, the Corporation agrees, upon repayment of the entire Principal Amount of the Loan, to pay the Lender, or in the event that the Note is transferred or assigned, the holder of such Note (the “Holder”), a loan fee equal to three and one-half percent (3.5%) per annum, calculated, as simple interest, on the unpaid balance of the Principal Amount (the “Loan Fee”).  No interest or loan fees shall accrue on the Loan Fee payable under this Agreement.  For greater certainty, the Loan Fee to be accrued during each twelve month period after the date of issuance will be equal to $105,000 per twelve month period, assuming that none of the Principal Amount has been repaid, and the total accrued Loan Fee payable on the Due Date will be $525,000, payable upon repayment of the entire Principal Amount of the Loan, assuming that none of the Principal Amount was prepaid.

3.

CLOSING; CONDITIONS TO CLOSING

3.1

The closing of the transactions contemplated under this Agreement (the “Closing”) shall take place at such place as the Corporation and Lender may mutually agree on February 2, 2005 or such other date as the Corporation and Lender may mutually agree (the “Closing Date”).

3.2

At, or prior to the Closing, upon and in consideration of the transactions contemplated under this Agreement, the Parties agree as follows:

(a)

the Corporation will execute and deliver to Lender the Note;

(b)

Neptune Society of America, Inc., Neptune Management Corp., Heritage Alternatives, Inc. and Trident Society, Inc. (collectively referred to as the “Subsidiaries”) will execute and deliver to Lender guarantee agreements, in form satisfactory to Lender, guaranteeing the indebtedness, liabilities and obligations of the Corporation under the Note (the “Guarantees”);

(c)

the Corporation and the Subsidiaries will execute and deliver to Lender security agreements, in form satisfactory to Lender, securing payment of their indebtedness, liabilities and obligations under the Note and the Guarantees, respectively, and granting to Lender a second priority security interest in all of the Corporation’s and the Subsidiaries’ property now owned or hereafter acquired (the “Security Agreements”);

(d)

Lender shall wire the Principal Amount (the “Escrow Funds”) into escrow to be held by Brent Lokash Law Corporation, as escrow agent (the “Escrow Agent”), and shall have instructed Escrow Agent to release the Escrow Funds to the Corporation upon the Closing, such funds to represent Lender’s funding of the Principal Amount;

(e)

The Corporation shall have complied with all of its covenants and agreements contained in this Agreement and all representations and warranties of the Corporation contained in this Agreement shall be true in all material respects;

(f)

The Corporation shall have furnished to Lender, in form satisfactory to Lender, executed authorizations by the Board of Directors of the Corporation and the Subsidiaries approving and authorizing the transactions contemplated by this Agreement;

(g)

The Corporation shall have furnished to Lender, in form satisfactory to Lender, executed officers’ certificates of the Corporation and the Subsidiaries in connection with the transactions contemplated by this Agreement (collectively, the “Officers’ Certificates”); and

(h)

Holder shall have received an opinion of Florida legal counsel for the Corporation, in form and substance reasonably acceptable to Holder, related to the transactions contemplated by this Agreement.

4.

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation hereby represents and warrants to Lender as of the Closing Date, as follows:

4.1

Organization, Good Standing, Qualification and Power and Authority.  The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.  The Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the State of California.  The Corporation and each of the Subsidiaries have all requisite corporate power and authority to execute and deliver this Agreement, the Note, the Guarantees, the Security Agreements and the other agreements, instruments and documents contemplated to be executed and delivered by them pursuant to this Agreement (this Agreement, the Note, the Guarantees, the Security Agreements and such other agreements instruments and documents hereinafter collectively referred to as the “Transaction Documents”) and to carry out the other provisions of the Transaction Documents.

4.2

Capitalization.  All issued and outstanding shares of the common stock of the Corporation have been duly authorized and validly issued and are fully paid and non-assessable.  The issued and outstanding capital stock of the Corporation and the Subsidiaries immediately prior to the Closing is set forth in Schedule A attached hereto.  Except as set forth in Schedule A, there are no outstanding (or deemed outstanding) options, warrants, convertible Notes, convertible instruments, agreements or other rights to purchase or otherwise acquire upon conversion, exchange or otherwise from the Corporation or the Subsidiaries any of their securities.

4.3

Authorization; Binding Obligations.  All corporate action on the part of the Corporation and each Subsidiary, their officers, directors and shareholders necessary for the authorization of the Transaction Documents and the performance of all of its obligations thereunder and for the authorization, sale, issuance and delivery of the Note have been taken or will be taken prior to the Closing.  The Transaction Documents will, once executed, constitute, valid, legal and binding obligations of the Corporation or each Subsidiary, as the case may be, enforceable in accordance with their terms, except to such limitations as may result from any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally.

4.4

No Real Property.  Neither the Corporation nor any Subsidiary owns any interest in real estate, except properties leased or rented by the Corporation and the Subsidiaries in the ordinary course of its business.

4.5

Consents and Approvals.  Except as may be required by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, no filings with, notices to, or approvals of any governmental or regulatory body are required to be obtained or made by the Corporation or the Subsidiaries in connection with the consummation of the transactions contemplated hereby.

4.6

No Violations.  The execution and delivery of the Transaction Documents and the performance by the Corporation and the Subsidiaries, as the case may be, of their obligations hereunder and thereunder (a) do not and will not conflict with or violate any provision of the Corporation’s or such Subsidiary’s Articles of Incorporation or bylaws; and (b) do not and will not (i) conflict with or result in a material breach of the terms, conditions or provisions of; (ii) constitute a material default under; (iii) result in the creation of any material encumbrance upon the capital stock or assets of the Corporation or such Subsidiary pursuant to; (iv) give any third party the right to modify, terminate or accelerate any obligation under; (v) result in a violation of; or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body or other third party pursuant to; any law, statute, rule or regulation, or any material agreement, or instrument or any order, judgment or decree, to which the Corporation or such Subsidiary is subject or by which any of its assets are bound, except where such performance or obligation may not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Corporation or such Subsidiary.

4.7

SEC Reports.  Except as disclosed in one or more of the Corporation’s reports previously filed with the SEC (each, an “SEC Report”), the business of the Corporation and each Subsidiary has been conducted in compliance with all applicable laws and regulations of governmental authorities, except for such violations that have been cured or that, individually or in the aggregate, may not reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of the Corporation or such Subsidiary.  Neither the real or personal properties owned, leased, operated or occupied by the Corporation or such Subsidiary, nor the use, operation or maintenance thereof (i) violates any applicable laws, or regulations of any government or governmental authorities, or (ii) violates any restrictive or similar covenant, agreement, commitment, understanding or arrangement, except where such violation may not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Corporation or such Subsidiary.

4.8

Licenses; Permits; Related Approvals.  The Corporation and each of the Subsidiaries possess all licenses, permits, consents, approvals, authorizations, qualifications, and orders (hereinafter collectively referred to as "Permits") of all governments and governmental authorities legally required to enable the Corporation or such Subsidiary to conduct its business in all jurisdictions in which such business is conducted (including without limitation all federal, state and local Permits relating to the operation of funeral homes, crematoriums and related operations included in the Corporation's and the Subsidiaries' business).  Except as disclosed in one or more of the SEC reports, all of the Permits are in full force and effect, and no suspension, modification or cancellation of any of the Permits is pending or threatened, which may reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Corporation or such Subsidiary.

4.9

Title to Assets.  Immediately following the Closing, the Corporation and each of the Subsidiaries will have good and marketable title to their property and assets free and clear of all mortgages, security interests, liens, claims, and other encumbrances, except for Permitted Encumbrances.  With respect to the property and assets they lease, the Corporation and each Subsidiary is in material compliance with such leases and, to the Corporation’s knowledge, holds a valid leasehold interest free of any security interests, liens, claims, or other encumbrances, except Permitted Encumbrances.  “Permitted Encumbrances” means (a) a security interest in favor of Lender in connection with a Six Million Dollar ($6,000,000.00) Note dated June 18, 2004 issued by the Corporation to Lender; (b) encumbrances for taxes, governmental charges, assessments or levies, provided, that such taxes, governmental charges, assessments or levies are not yet due or are being contested in good faith by appropriate proceedings; (c) deposits, encumbrances or pledges to secure payments of workmen's compensation, public liability, unemployment and other similar insurance; (d) mechanics', workmen's, materialmen's, repairmen's, warehousemen's, vendors' or carriers' encumbrances, or other similar encumbrances arising in the ordinary course of business consistent with past practices and securing sums that are not past due or are being contested in good faith by appropriate proceedings; (e) restrictions on transfers of securities imposed by United States federal, state or territorial securities laws; (f) any encumbrance, right, lien, obligation or claim against any trust, insurance policy, account, deposit, asset or other property held for the benefit or on behalf of any purchaser or holder of rights under any contract, arrangement or similar obligation of the Corporation or any Subsidiary for cremation services or merchandise; and (g) other imperfections of title or encumbrances, if any, which imperfections of title or other encumbrances do not materially impair the use of the assets to which they relate in the business of the Corporation or the Subsidiaries, as applicable.

4.10

Security Interests.  Upon the Closing, Lender will have a valid and perfected second lien on the assets of the Corporation and each Subsidiary, except for the Permitted Encumbrances.

4.11

Defaults.  The Corporation and each of the Subsidiaries are not in material default in the  performance, observance or fulfillment of any obligation, agreement, covenant, or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound, other than such violations or defaults that would not individually or in the aggregate have a material adverse effect on the Corporation's or such Subsidiary's business, prospects, properties, condition (financial or other), results of operations or net worth.

4.12

Intellectual Property.  The Corporation and each of the Subsidiaries owns or has a license to use all intellectual property used in its business.  To the knowledge of the Corporation, neither the Corporation nor any Subsidiary is infringing on any proprietary right belonging to any other person, firm, or entity.  The Corporation and each of the Subsidiaries has the exclusive right and authority to use all of its creations and inventions, trade secrets, processes, models, designs, software and formulas as are necessary to enable the Corporation or such Subsidiary to conduct and to continue to conduct all phases of its business in the manner presently conducted by it and in accordance with the its business plan.  To the knowledge of the Corporation, the Corporation and each Subsidiary is the sole owner of the its trade secrets, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others and the Corporation or such Subsidiary has taken all reasonable security measures to protect the secrecy, confidentiality, and value of these trade secrets.  To the knowledge of the Corporation, the Corporation's and the Subsidiaries' intellectual property of a proprietary nature is presently valid and protectible.

4.13

Proprietary Rights.  Except as otherwise disclosed in one or more SEC Reports, neither the Corporation nor any Subsidiary has received any communications alleging that it has violated or, by conducting its business as proposed would violate, any proprietary rights of any other person, nor is the Corporation or any Subsidiary aware of any basis for the foregoing.

4.14

No Litigation.  There is no action, suit or proceeding pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation, any of the Subsidiaries or any of their properties or rights before any court or by or before any governmental body or arbitration board or tribunal, and the Corporation and the  Subsidiaries are not in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, local or other governmental department, commission,  board, bureau, agency or instrumentality, domestic or foreign.

4.15

Financial  Statements; Undisclosed  Liabilities.  The Corporation has filed a true and correct copies of (a) its audited combined balance sheet as of December 31, 2003 and audited combined statement of operations and retained earnings and combined statements of changes in financial position for the year ended December 31, 2003 with its annual SEC Report on Form 10-KSB for the year ended December 31, 2003; and (b) its unaudited consolidated balance sheet as of September 30, 2004, and unaudited consolidated statement of operations and retained earnings and combined statement of changes in financial position for the three and nine month periods ended September 30, 2004 with its quarterly SEC Report on Form 10-QSB for the quarter ended September 30, 2004 (hereinafter collectively referred to as the "Financial Statements").  The Financial  Statements are in accordance with the books and records of the Corporation, are true, correct and complete and accurately present the Corporation's financial position as of the dates set forth therein and the results of the Corporation's operations and changes in the Corporation's  financial position for the periods then ended, all in conformity with United States generally accepted accounting  principles applied on a consistent basis during each period and on a basis consistent with that of prior periods.  Except (i) as disclosed in the Financial Statements; (ii) as disclosed in this Agreement; and (iii) as are incurred in the ordinary course of the routine daily affairs of the Corporation's and the Subsidiaries' business, neither the Corporation nor any of the Subsidiaries has any liabilities or obligations of any nature or kind, known or unknown, whether accrued, absolute, contingent, or otherwise. To the knowledge of the Corporation, there is no basis for assertion against the Corporation or any of the Subsidiaries of any material claim, liability or obligation not fully disclosed in the Financial Statements or in this Agreement.

4.16

Tax Matters.  The Corporation and each of the Subsidiaries has duly and timely  filed, or obtained extensions of time for filing, all material tax returns required by federal, state and local authorities (the "Returns").  All information reported on the Returns is true, accurate, and complete.  The Corporation is not a party to, and is not aware of, any pending or threatened action, suit, proceeding, or assessment against it for the collection of taxes by any government.  The Corporation and each of the Subsidiaries has paid in full all taxes, interest, penalties,  assessments and deficiencies owed by it to all taxing authorities.

4.17

Pensions Plans.  Neither the Corporation nor any Subsidiary has, nor have they ever had, a pension plan or deferred compensation plan for any of its employees, including but not limited to plans under the Employee Retirement Income Security Act of 1974 as Amended.

4.18

Debenture Purchase Agreement Corrections.  Pursuant to the Debenture Purchase Agreement, each of Neptune Society of America, Inc. and Trident Society, Inc. delivered an officer’s certificate to Lender dated June 18, 2004 (the “2004 Certifications”).  Paragraph 3 of the Officers’ Certificates delivered pursuant to Section 3.2(g) of this Agreement supercede the information in Paragraph 3 of the 2004 Certifications.

4.19

Disclosure Schedule.   Since June 18, 2004 up to and including the date of this Agreement, there have been no material changes to the representations, warranties and disclosures made by the Corporation to Lender in that certain Disclosure Schedule delivered to Lender in connection with the Debenture Purchase Agreement other than as set forth in Schedule A attached hereto.  The parties acknowledge that the reference to Section 4.16 in the Disclosure Schedule should reference Section 4.15.

4.20

Full Disclosures.  All factual information heretofore or herewith furnished by or on behalf of the Corporation to Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate and all statements made by representatives of the Corporation in connection with the negotiation of this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading.  There is no fact known to the Corporation which materially adversely affects the accuracy of the representations and warranties contained in this Agreement or the financial condition, operations, business, earnings, assets, or liabilities of the Corporation or any of the Subsidiaries.

5.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF LENDER

Lender hereby represents, warrants and covenants to the Corporation as of the Closing Date:

5.1

Requisite Power and Authority.  Lender has all necessary power and authority to execute and deliver the Transaction Documents and to carry out their provisions.  All actions on Lender’s part required for the lawful execution and delivery of the Transaction Documents for which it has executed and delivered have been or will be effectively taken prior to the Closing.

5.2

Consent.  Lender hereby grants to Lender any and all consents required under (i) the Debenture Purchase Agreement; (ii) the Debenture; and (iii) the Debenture Security Agreements, in respect of all of the transactions, including but not limited to, incurring indebtedness and granting security, contemplated in the Transaction Documents.

6.

CORPORATION’S COVENANTS

The Corporation covenants and agrees with Lender that so long as the Principal Amount remains unpaid to Lender, unless another time frame is specifically stated herein:

6.1

Use of Proceeds.  The Corporation shall use the proceeds for general working capital or to make payments to an executive officer in connection with a separation agreement.

6.2

To Pay Indebtedness.  The Corporation will well, duly and punctually pay or cause to be paid to Lender all indebtedness due under the Transaction Documents at the dates and places, in the currencies and in the manner mentioned therein.

6.3

To Maintain Existence.  The Corporation will, and will cause each of the Subsidiaries to, at all times maintain their corporate existence.

6.4

To Carry on Its Business.  The Corporation will, and will cause each of the Subsidiaries to, carry on their business in a proper and efficient manner, and will keep or cause to be kept proper books of account and make or cause to be made therein true and faithful entries of all material dealings and transactions in relation to their business and will make available or cause to be made available such books of account for inspection by Lender and its representatives during normal business hours.

6.5

To Pay Taxes.  The Corporation will, and will cause each the Subsidiaries to, pay or cause to be paid all taxes, rates, government fees and dues levied, assessed or imposed upon them and upon their property or any part thereof, as and when the same become due and payable, save and except when and so long as the validity of any such taxes, rates, fees, dues, levies, assessments or imposts is in good faith by proper legal proceedings contested by them in which event they shall satisfy Lender and if requested by Lender furnish security satisfactory to Lender that such contestation will involve no forfeiture of any of their property and to duly observe and conform to all valid and material requirements of any governmental authority relative to any of its property and all covenants, terms and conditions upon or under which such property is held provided, however, that nothing herein contained shall require them to observe any such requirements so long as they shall, in good faith, be contesting their obligation to observe such requirements.

6.6

To Perform Obligations and to Renew.  The Corporation will, and will cause each of the Subsidiaries to, from time to time (i) punctually observe and perform all material obligations; and (ii) pay and discharge all amounts payable under or by virtue of, and defend, and ensure the enforceability of any exclusive rights to, any patent, trademark, lease, license, concession, franchise or right held by it so long as the same is of commercial value to it and during such time will not suffer or permit any default for which any of the same may be terminated so that its interest therein may at all times be preserved as unimpaired; provided however that nothing herein contained shall require the Corporation or any Subsidiary to make any such payments so long as it shall in good faith contest its liability therefor.

6.7

Not to Sell Assets, Issue Options, Mergers, Etc. The Corporation shall not, and will cause each of the Subsidiaries not to:

(a)

sell, lease or otherwise transfer the undertaking, property and assets of any of its operating divisions or subsidiaries as an entirety or substantially as an entirety in one or more transactions, or, sell, lease or otherwise dispose of its undertaking, property and assets as an entirety or substantially as an entirety or of its controlling interest in any subsidiary of the Corporation or any Subsidiary in one or more transactions;

(b)

in the case of each Subsidiary, issue shares of any class of stock to any person other than the sole shareholder of all issued and outstanding stock prior thereto; or

(c)

amalgamate or merge with any other corporation or effect any corporate reorganization;

without the prior written consent of Lender, which consent shall not be unreasonably be withheld.

6.8

To Repair.  The Corporation will, and will cause each of the Subsidiaries to, at all times, repair and keep in repair and good order and condition, or cause to be so repaired and kept in repair and good order and condition, all buildings, erections, machinery, plant and equipment used in or in connection with its business which are necessary for efficient operation up to a modern standard of usage, and renew and replace or cause to be renewed and replaced all and any of the same which may become worn, dilapidated, unserviceable, inconvenient, obsolete or destroyed, even by a fortuitous event, fire or other cause, and which are necessary for efficient operation, and, at all reasonable times during normal business hours allow Lender or its duly authorized Lender access to its premises in order to view the state and condition of the same.

6.9

To Insure.

(a)

Property Cover.  The Corporation will, and will cause each of the Subsidiaries to, insure at its own expense the assets of the Corporation or such Subsidiary at all times during the term hereof to an amount equal to the replacement value thereof with a company or companies that are nationally known or are approved by Lender, against loss or damage by fire, lightening, explosion, windstorm, aircraft or vehicles or other insurable hazards which are now or may hereafter from time to time be insured against by the terms of a standard fire extended coverage insurance or additional perils supplemental contract of insurance including, if applicable, boiler and pressure vessel insurance against loss or damage to property of a class or kind similar to the property and assets of the Corporation.  The Corporation shall, and will cause each of the Subsidiaries to, also maintain such other insurance policies as Lender shall reasonably require in connection with the Corporation and the Subsidiaries and their business including, without restriction, business interruption insurance and liability insurance.

(b)

Renewal Receipt.  The Corporation shall, 15 days prior to the expiry of any insurance policy required hereby, deliver or cause to be delivered to Lender a renewal receipt, binder or new policy, or otherwise satisfy Lender that such insurance has been renewed.

6.10

Compliance with Laws.  The Corporation shall, and will cause each of the Subsidiaries to, carry on its business in material compliance with all applicable laws, regulations, by-laws and orders including, without limitation, all laws relating to environment protection, the maintenance and disposal of hazardous materials and wastes, land use and occupational safety and health.  The Corporation shall give notice to Lender of any notice received by it or any Subsidiary of any material violation of such laws, regulations, by-laws or orders of any impending or threatened investigations or proceedings in connection therewith or of any material proceedings commenced or threatened by any other person in connection with environmental, health or safety matters.

6.11

To Grant Security.  To secure payment of its indebtedness, liabilities and obligations under this Note (a) the Subsidiaries have each delivered their Guarantees to Lender; and (b) the Corporation and the Subsidiaries have each executed and delivered to Lender the Security Agreements, concurrently with this Note, granting to Lender a security interest in all of the Corporation’s and each such Subsidiary’s property now owned or hereafter acquired.  At any and all times the Corporation will, and will cause each of the Subsidiaries to, at its expense, do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all and every such further mortgages, security agreements or other instruments, transfers and assurances as Lender shall reasonably require, for the purpose of giving to Lender, and preserving in favor of Lender, a valid mortgage or security interest of the nature specified in the Security Agreements, upon all of the Corporation’s and the Subsidiaries’ real and personal property.  In particular, without restriction, the Corporation will, and will cause each of the Subsidiaries to, upon request by Lender, deliver a mortgage on any and all real property hereafter acquired by the Corporation or any Subsidiary and, upon the acquisition by the Corporation or such Subsidiary of any real property, subject only to encumbrances approved of in writing by Lender and other encumbrances permitted by Section 6.13.

6.12

Not to Permit Encumbrances.  Subject to Article 7, the Corporation shall not, and will cause each of the Subsidiaries not to, create or permit to exist any security interest, mortgage, charge, pledge, lien or other encumbrance upon its assets, subsequent to the date of this Note, provided that the foregoing shall not apply to prevent, and there shall be permitted:

(a)

(i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, material men and the like, (iii) liens in respect of pledges or deposits under workers’ compensation laws, (iv) liens voluntarily created in the ordinary course of business, (v) liens, encumbrances, right, lien, obligations or claims against any trust, insurance policy, account, deposit, asset or other property held for the benefit or on behalf of any purchaser or holder of rights under any contract, arrangement or similar obligation of the Corporation or any Subsidiary for cremation services or merchandise and (vi) any liens not to exceed $100,000 that the Corporation shall cure within sixty (60) days upon receipt written notice of such lien; and

(b)

Purchase Money Mortgages (as hereinafter defined) existing as of the date hereof or entered into after the date hereof under which the Corporation or a Subsidiary is the primary obligor, provided such Purchase Money Mortgages do not in the aggregate secure an amount in excess of $500,000.  For the purposes hereof, “Purchase Money Mortgage” means any mortgage, security interest, title retention, lien or other encumbrance on property given, assumed or arising by operation of law to secure payment of, or to provide the obligor with funds to pay the whole or any part of, the consideration for the acquisition of such property (and for such purposes any capital or operating lease shall be deemed to be a Purchase Money Mortgage in the amount of the aggregate of all remaining lease payments required to be made thereunder, other than under extensions exercisable only by the Corporation or the Subsidiary party thereto), or to secure any renewal, extension or refunding of such encumbrance and of the indebtedness represented thereby upon the same property provided that the indebtedness secured thereby and the security therefor are not increased thereby.

6.13

Not to Incur Indebtedness for Borrowed Money; Non-Equity Securities.  Subject to Article 7, the Corporation shall not, and will cause each of the Subsidiaries not to, incur, guarantee or otherwise become liable in respect of, any indebtedness for borrowed money without the prior written consent of Lender, such consent shall not to be unreasonably withheld, except for Purchase Money Mortgages in accordance with Section 6.13.

6.14

To Pay Expenses. The Corporation shall pay all reasonable costs, charges and expenses, including all attorney’s fees and expenses, of or incurred by Lender in connection with the enforcement of this Note, the Note Purchase Agreement, the Security Agreements and any other security documents delivered to Lender after the date hereof, including the enforcement of such security provided thereunder.

6.15

Reporting Requirements.  Except as may be prohibited by law, the Corporation shall provide and deliver Lender such information as may reasonably be necessary or as Lender may reasonably request to determine whether the Corporation is complying with its obligations under this Note, the Note Purchase Agreement, the Security Agreements and any other security documents delivered to Lender after the date hereof, or to determine the financial condition of the Corporation.

6.16

Lender Entitled to Perform Covenants.  If the Corporation fails to perform any covenant on its part herein contained, Lender may, in its discretion, perform any such covenant capable of being performed by it and, if any such covenant requires the payment or expenditure of money, Lender may make payments or expenditures with its own funds, or with money borrowed by or advanced to it for such purposes, but shall be under no obligation so to do; and all sums so expended or advanced shall be at once payable by the Corporation on demand and shall bear interest at the annual rate of fifteen percent (15%) until paid, and shall be payable out of any funds coming into the possession of Lender in priority to the other indebtedness hereunder, but no such performance or payment shall be deemed to relieve the Corporation from any default hereunder nor shall the right of Lender under this subsection impose any obligation upon Lender to perform any covenant of the Corporation.

7.

LENDER’S COVENANTS

Lender covenants and agrees with the Corporation that Lender will subordinate its second lien on the assets of the Corporation and each Subsidiary, granted to Lender under the Transaction Documents, in accordance with the provisions of Article 7 of the Debenture Purchase Agreement.  For greater certainty it is expressly acknowledged and agreed by Lender that, subject to Section 6.13 of the Debenture Purchase Agreement, Lender will subordinate its liens on the assets of the Corporation and each Subsidiary, granted under the Debenture Purchase Agreement and this Agreement, in connection with any monies which the Corporation may borrow to repay the Debenture and/or the Loan; provided, however, that Lender will subordinate no more than $5,000,000 of any and all monies owing under the Debenture Purchase Agreement and this Agreement.

8.

EXPENSE REIMBURSEMENTS

The Corporation hereby agrees to reimburse Lender for all of its reasonable and documented out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including all out-of-pocket expenses (including filing fees and other third party charges) incurred in connection with its third party due diligence costs, and the preparation and negotiation of the Transaction Documents.

9.

MISCELLANEOUS

9.1

Currency.  Except as may be otherwise expressly provided, all dollar amounts herein are references to United States dollars.

9.2

Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles, or, where applicable, the laws of the United States.

9.3

Consent to Jurisdiction; Waiver of Jury Trial.  The Corporation hereby agrees and consents that any action, suit or proceeding arising out of this Agreement may be brought in any appropriate court in the State of California, or in any other court having jurisdiction over the subject matter, all at the sole election of Lender, and by executing this Agreement the Corporation irrevocably consents to the jurisdiction of each such court..

9.4

Further Assurances.  Each party to this Agreement covenants and agrees that, from time to time prior to or subsequent to the Closing Date, it will, at the request and expense of the requesting party, execute and deliver all such documents and do all such other acts and things as any other party to this Agreement, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate the transactions contemplated in this Agreement.

9.5

Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by or on behalf of Lender and the closing of the transactions contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Corporation pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Corporation hereunder solely as of the date of such certificate or instrument.

9.6

Successors and Assigns.  Lender shall not be entitled to assign its rights under any of the Transaction Documents, with the written consent of the Corporation, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required for Lender to assign such rights to any person or group of persons controlling or owning the majority of all beneficial interests of Lender, any other entity controlled by such person or persons, or an entity controlled by Lender, provided that such entity shall continue to be so controlled by such persons or Lender as applicable.  The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

9.7

Entire Agreement; Amendment and Waiver.  The Transaction Documents expressly delivered pursuant hereto or thereto supersede any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby, and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth or incorporated by reference herein and therein.  Neither the Transaction Documents, nor any term thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Corporation and Lender.

9.8

Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.9

Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent:

to the Corporation at:

The Neptune Society, Inc.

4312 Woodman Avenue, Third Floor

Sherman Oaks, CA 91423

facsimile: (818) 953-9844

Attention:  Chief Financial Officer

with a copy to:

Dorsey & Whitney, LLP

1420 Fifth Avenue, Suite 3400

Seattle, WA  98101

facsimile :  (206) 903-8820

Attention:  Kenneth Sam

to Lender, at:

Brooklyn Holdings LLC

c/o Morning Star Holdings Limited

Hunkins Plaza, Main Street

P.O. Box 556

Charlestown, Nevis, West Indies

with a copy to:

Brent Lokash Law Corporation

17th Floor, 808 Nelson Street

Vancouver, B.C. V6Z 2H2

facsimile: (604) 681-3209

Attention: Brent Lokash

or at such other address as the Corporation or Lender may designate by ten (10) days advance written notice to the other parties hereto.

9.10

Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed and delivered by facsimile.

9.11

Broker’s Fees.  Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

THE NEPTUNE SOCIETY, INC.

By:
Name: Title:

BROOKLYN HOLDINGS LLC:

By:
Name: Title:

EXHIBIT A

NOTE

SCHEDULE A

CAPITALIZATION TABLE